Exhibit 99.2

BD Announces Pricing and Upsizing of Tender Offers

FRANKLIN LAKES, NJ (June 4, 2019) – Becton, Dickinson and Company (NYSE: BDX) (the “Company” or “BD”) today announced the consideration payable in connection with its previously announced tender offers to purchase for cash, in the order of priority set forth in the table below, up to the applicable Tender SubCap, if any, of each of the Company’s 5.000% Notes due 2040, 4.875% Notes due 2044, 4.685% Notes due 2044, 3.700% Notes due 2027, 3.734% Notes due 2024, 4.669% Notes due 2047 and 2.894% Notes due 2022 (collectively, the “Securities” and each, a “series”), subject to an aggregate tender cap of $1,100,000,000 for all tendered series of Securities.

In addition, the Company has amended the tender offers to (i) increase the previously announced Tender SubCap for its 5.000% Notes due 2040 from $75,000,000 to $175,016,000, (ii) increase the previously announced Tender SubCap for its 4.685% Notes due 2044 from $175,000,000 to $175,002,000 and (iii) increase the previously announced Tender SubCap for its 3.700% Notes due 2027 from $600,000,000 to $675,000,000. All other terms of the tender offers as previously announced remain unchanged. The tender offers are being made pursuant to the terms and conditions, set forth in the offer to purchase, dated May 20, 2019 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), as supplemented by this press release. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the tender offers.

The tables below set forth the Total Consideration for each series of Securities.

Tender Offer Notes of Becton, Dickinson and Company
Title of Security	CUSIP Number	Principal Amount Outstanding	Tender SubCap	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (1)(2)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Outstanding	Proration Rate	Total Consideration (1)(2)
5.000% Notes due 2040	075887 AX7; US075887AX76	$300,000,000	$175,016,000	1	3.000% UST due 2/15/49	FIT1	+170 bps	$30	$175,016,000	58.34%	N/A	$1,100.93
4.875% Notes due 2044	075887 BM0 US075887BM03	$299,877,000	$75,000,000	2	3.000% UST due 2/15/49	FIT1	+175 bps	$30	$150,373,000	50.14%	49.92%	$1,082.30
4.685% Notes due 2044	075887 BG3; US075887BG35	$1,200,000,000	$175,002,000	3	3.000% UST due 2/15/49	FIT1	+145 bps	$30	$802,754,000	66.90%	21.84%	$1,103.31
3.700% Notes due 2027	075887 BW8; US075887BW84	$2,400,000,000	$675,000,000	4	2.375% UST due 5/15/29	FIT1	+105 bps	$30	$1,941,877,000	80.91%	34.80%	$1,036.28
(1)	Per $1,000 principal amount.
(2)
The Total Consideration for Securities validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment.

The “Total Consideration” listed in the tables above for each $1,000 principal amount of a series of Securities was determined at 9:00 a.m., New York City time, on June 4, 2019. Only holders of Securities who validly tendered and did not validly withdraw their Securities at or prior to 5:00 p.m., New York City time, on June 3, 2019 (the “Early Tender Date”) are eligible to receive the Total Consideration for Securities accepted for purchase. Holders of Securities who validly tender their Securities after the Early Tender Date but prior to or at the Expiration Date (as defined below) will be eligible to receive the “Late Tender Offer Consideration”, which is equal to the Total Consideration minus the Early Tender Payment specified in the tables above.  Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Company makes payment for such Securities.  Since the tender offers are fully subscribed as of the Early Tender Date, the Company does not expect it will accept any Securities tendered after the Early Tender Date.

Because the aggregate principal amount of 4.875% Notes due 2044, 4.685% Notes due 2044 and 3.700% Notes due 2027 tendered and not validly withdrawn would exceed the applicable Tender SubCap (as increased, if applicable), the Company will not accept for purchase all such Securities that have been tendered. Rather, the Company will accept Securities of each applicable series for purchase on a prorated basis. The Company will use a proration rate of approximately 49.92% for the 4.875% Notes due 2044, approximately 21.84% for the 4.685% Notes due 2044 and approximately 34.80% for the 3.700% Notes due 2027. Such Securities tendered by a holder will be multiplied by the applicable proration rate and then rounded down to the nearest $1,000 increment. The Company will accept all of the 5.000% Notes due 2040 validly tendered and not validly withdrawn as of the Early Tender Date. The Company will not purchase any of the tendered 3.734% Notes due 2024, 4.669% Notes due 2047 or 2.894% Notes due 2022.

Information Relating to the Tender Offers

Barclays Capital Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are the lead dealer managers for the tender offers. Investors with questions regarding the tender offers may contact Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 357-0215 (collect) and J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-8553 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 794-2200 (toll-free) or (212) 430-3774 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute an offer to buy or the solicitation of an offer to sell Securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful.

The full details of the tender offers are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/BectonDickinson or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 794-2200 (bankers and brokers can call collect at (212) 430-3774).

About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care.

Contact:

Kristen Cardillo, Communications – (201) 847-5657

Monique N. Dolecki, Investor Relations – (201) 847-5378

Forward-Looking Statements

This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including in relation to the consummation of the tender offers. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, the factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

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